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                                                              EXHIBIT 10.72


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


         This Agreement made this 13th day of June, 1995, between DMX Integration, Inc., a Florida Corporation having its principal office at 4501 Parkway Commerce Boulevard, Orlando, Florida 32808 (hereinafter called "Purchaser"), and ComTel Metals, Inc., a Florida Corporation, having its principal office and place of business at 1770 E. Lake Mary Boulevard (fka 500 Silver Lake Drive), Sanford, Florida 32773, (hereinafter called "Seller").

         WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell, transfer and assign to Purchaser certain assets owned or held by Seller for the purchase price and upon the terms and conditions hereinafter set forth,

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:


I.       PURCHASE AND SALES OF ASSETS.

            A.      ASSETS TRANSFERRED.       Subject to and upon the terms and
         conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase or acquire from Seller at the Closing all right, title and interest of Seller in and to the following (which shall be hereinafter referred to collectively as the "Assets"):

                 1. the properties, assets and rights listed on Schedule 1 hereto, and

                 2. the following assets primarily relating to or used or held for use in connection with the operation of Seller's manufacturing business at the address for Seller set forth above:

                                  (a)      all designs, plans, trade secrets,
                          inventions, processes, procedures, research records, manufacturing know-how and manufacturing formulae, wherever located (collectively, the "Know-How");

                                  (b)      all books, records, manuals and
                          other materials including, without limitation, purchasing materials and records and procedures, inventory records, personnel records, OSHA records and reports, quality control records and procedures, blueprints, research and development files, accounting records, sales order files and litigation files;

                                  (c)      all inventory including material,
                          work-in-process and finished goods as of the Closing Date, and all consumables including spare parts, office supplies, packaging materials and other consumables; and


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                                  (d)      to the extent their transfer is
                          permitted by law, all governmental licenses, permits, approvals, license applications and license amendment applications (collectively, the "Licenses").

                 The Assets shall be conveyed to Purchaser by Seller free and clear of all liabilities, obligations, liens, claims and encumbrances.

                 B.      EXCLUDED ASSETS.          Purchaser will not purchase
         or acquire any assets (collectively, the "Excluded Assets") other than those listed on Schedule 1 hereto or described in paragraphs A.2.(a), A.2.(b), A.2.(c) and A.2.(d) above. Without limitation, the following items are specifically excluded from the Assets under this Agreement:

                          1.      the names "ComTel" and "ComTel Metals";

                          2. any computer equipment and/or software leased or licensed by Seller from IBM or MARCAM Corporations;

                          3. any tooling which is owned by customers of Seller; and

                          4. Accounts receivable, deposits, pre-paid expenses, petty cash.


II.      CLOSING; PURCHASE PRICE.

                 A.       TIME AND PLACE OF CLOSING.        The closing of the
         sale of the Assets (the "Closing") shall take place at 2:30 p.m. local time, on June 13, 1995 (the "Closing Date") at the offices of Purchaser or such other time and place as the parties may agree upon.

                 B.       PURCHASE PRICE AND PAYMENT.

                          1. On the terms and subject to the conditions set forth in this Agreement, the purchase price for the Assets shall be the sum of $1,100,000 plus an amount to be determined in accordance with Paragraph B.2.(c) below (the "Purchase Price").*

                          2. Purchaser agrees to pay or cause to be paid the Purchase Price as follows:

                                        (a)     $993,102.64 by wire transfer,
                                  payable to Seller** at Closing;

                                        (b)     $16,897.36 by check or wire
                                  transfer payable to the lien-holders in
                                  accordance with Paragraph XV.G.4. below;

                * In addition to the purchase price, Purchaser shall pay $50,000 of accounts receivable as directed by Seller at closing.

               ** Or as directed by Seller.

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                                        (bb)     $90,000 by check or wire
                                  transfer to Silver Lake Realty Company,
                                  Seller's lessor, in full payment and
                                  settlement of Seller's past due obligations under the lease referred to in Schedule 1; and

                                         (c)      for the inventory described
                                  in I.A.2.(c) above, Purchaser and Seller shall conduct a complete physical audit prior to the Closing to verify the existence and to determine the "actual cost" value of the inventory. Such inventory shall be listed and valued on a written schedule which shall become Schedule 2 to this Agreement. At Closing, Purchaser shall deliver to Seller a secured Promissory Note in the form attached hereto as Exhibit D, in the amount of seventy percent (70%) of the total "actual cost" of all inventory listed in the completed Schedule 2 which note shall bear interest at Prime + one percent (1%) with semi-annual interest-only payments. The amount of the note shall be secured by the non-raw stock inventory identified during the audit as described in the Security Agreement attached hereto as Exhibit E. Purchaser shall make quarterly principal payments on the Note equal to seventy percent (70%) of the "actual cost" of so much of the inventory as is used by Purchaser during the preceding quarter in accordance with the guidelines set forth in Attachment 1 to this Agreement entitled "Inventory Tracking and Usage". If any balance of the note remains unpaid after six
                                  (6) months from the date thereof and after all adjustments pursuant to Attachment 1 have been made, then such remaining note balance will continue to bear interest and such balance together with accrued interest will become due and payable in full in one (1) lump sum three (3) years from the Closing Date or may be prepaid at any time without penalty.

                 C.       EXCLUDED LIABILITIES.    Except as set forth in
     Sub-Paragraph D. below, Purchaser is not assuming any liabilities, obligations or commitments of Seller including, but not limited to

                                  1.       any liabilities, obligations or
                          commitments made or incurred by Seller either before or after the Closing;

                                  2.       liabilities arising out of any
                          product liability claim(s) pertaining to products manufactured or sold by Seller prior to the Closing;

                                  3.       liabilities arising out of product
                          warranty claims pertaining to products manufactured or sold by Seller prior to the Closing;

                                  4.       amounts owed to employees, officers
                          or directors of Seller including accrued salaries, compensation, vacation pay, bonuses, or severance compensation and benefits, except as otherwise specifically set forth in Paragraph VII. below;


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                                  5.       expenses incurred by Seller directly
                          relating to this transaction;

                                  6.       liabilities arising out of
                          environmental or pollution claims, if any, asserted against Seller or resulting from or relating to events, acts or occurrences prior to the Closing;

                                  7.       liabilities arising out of
                          Occupational Safety and Health Act of 1970 claims, Equal Employment Opportunity Commission claims, or other types of employment-related claims against Seller;

                                  8.       liabilities arising out of
                          violations of law by Seller;

                                  9.       liabilities arising out of Seller
                          Welfare Plans; and

                                  10. liabilities relating to taxes due or payable by Seller, including any interest and/or penalties thereon.


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                  D.       ASSUMED LIABILITIES.     Purchaser shall assume the
         following liabilities of Seller:

                                  1.       Obligations of Seller as lessee
                          under the Lease Agreement dated September 19, 1991, between Cobia Boat Company, Lessor, and Seller, Lessee, covering the premises known as Building Number 3 and Building Number 4 and surrounding area at 500 Silver Lake Drive, Sanford, Florida, limited to obligations which arise from and after the Closing Date;

                                  2.       Customer purchase orders for which
                          Seller provides to Purchaser at Closing a signed customer consent to assignment and to use by Purchaser of any necessary customer-owned tooling excluding any liabilities, commitments or obligations created or incurred by Seller under such orders prior to Closing; and

                                  3.       Up to $75,000.00 of specified costs
                          as described in Paragraph VII below.


III. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

                  A.      EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENTS;
         AUTHORITY.

                                  1.       Neither the execution, delivery nor
                          performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance against the Assets pursuant to any provision of Seller's Articles of Incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgement or decree to which Seller is a party or by which Seller may be bound or affected. Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated herein.

                                  2.       This Agreement has been duly
                          executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited in the discretion of the equity court or by laws governing bankruptcy, insolvency, or reorganization or laws affecting creditors' rights generally.

                                  3.       No consent, approval, order or
                          authorization of, notice to, or registration, declaration or filing with, any governmental authority or entity, domestic or foreign (the "Governmental Approval"), is or has been required on the part of Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby.


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                  B.      ABSENCE OF CHANGES OR EVENTS.

                          Seller has not:

                                  1.       sold, transferred, leased to others
                          or otherwise disposed of any of the Assets;

                                  2.       transferred or granted any rights
                          under, or entered into any settlement, relating to the Assets, regarding the breach or infringement of any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or been notified of any existing rights with respect thereto;

                                  3.       entered into any agreement or made
                          any commitment to take any of the types of action described in paragraphs 1. and 2. above.

                  C.      LITIGATION.      Except as described in Schedule 3
       hereto, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgement in progress, pending or in effect, or to the knowledge of Seller threatened, against or relating to the Assets or against or relating to the transactions contemplated by this Agreement, and Seller does not know or have reason to be aware of any basis for the same. No citations, fines or penalties have been asserted against Seller relating to the Assets, under any foreign, federal, state or local law relating to air or water pollution or other environmental protection matters, or relating to occupational health and safety.

                  D.      PROPERTIES.

                                  1.       All of the Assets are, or on the
                          Closing Date will be, located at Seller's principal place of business at the address for Seller first set forth above, and Seller has good title to all the personal property and vehicle(s) listed in Schedule 1 in each case free and clear of any liens, claims or encumbrances except as otherwise specifically set forth in Paragraph XV.G.4. below.

                                  2.       Seller has delivered to Purchaser
                          complete and correct copies of all leases of real and personal property listed onSchedule 1.

                  E.      BROKERS, FINDERS, ETC.    All negotiations relating
       to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of Seller in such manner as to give rise to any claim against Purchaser for any brokerage or finder's commission, fee or similar compensation.

                  F.      PATENTS, ETC.

                                  1.       The Know-How relating to the Assets
                          is owned by Seller and is owned free and clear of any material license, sub-license, agreement, right,


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                          understanding, judgement, order, decree, stipulation,
                          lien, charge agreement, charge or encumbrance grante or created by Seller. None of the Know-How or any of the technology covered thereby has been misappropriated by Seller from any Person. To the knowledge of Seller, with respect to the Assets, Seller is not infringing upon or otherwise acting adversely to any intellectual property owned by any other Person, and there is no claim or action by any Person pending, or to the knowledge of Seller threatened, with respect thereto.

                                  2. To the knowledge of Seller there are no licenses, sub-licenses or agreements relating to:

                          (a)     the use by third parties of the Know-How, or

                          (b) the use thereof by Seller pursuant to a license or sub-license agreement with a third party.

                 G.       DISCLOSURE.      No representation or warranty by
         Seller contained in this Agreement nor any statement or certificate furnished or to be furnished by Seller in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

                 H.       AS IS SALE.      Notwithstanding anything to the
         contrary herein, the Assets are sold to Purchaser on an "AS IS, WHERE IS" basis. No warranty is made as to the condition or marketability of the assets or the profitability or prospects of the business conducted by the Seller.


IV.      REPRESENTATIONS AND WARRANTIES BY PURCHASER.     Purchaser represents
         and warrants to Seller as follows:

                 A.       EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENTS;
         AUTHORITY.

                                  1.       Neither the execution, delivery nor
                          performance of this Agreement by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance against the Assets pursuant to any provision of Purchaser's Articles of Incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgement or decree to which Purchaser is a party or by which Purchaser may be bound or affected. Purchaser has the full power and authority to enter into this Agreement and to carry out the transactions contemplated herein.

                                  2.       This Agreement has been duly
                          executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of


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                          Purchaser, enforceable against Purchaser in
                          accordance with its terms, except as enforceability may be limited in the discretion of the equity court or by laws governing bankruptcy, insolvency, or reorganization or laws affecting creditors' rights generally.

                                  3.       No consent, approval, order or
                          authorization of, notice to, or registration, declaration or filing with, any governmental authority or entity, domestic or foreign (the "Governmental Approval"), is or has been required on the part of Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby.


V. CHANGES IN INFORMATION. Seller shall give Purchaser prompt written notice of any change which occurs prior to the Closing in any of the information contained in the representations and warranties made in this Agreement or the schedules or exhibits referred to herein
         (the "Information").


VI.      ACCESS TO INFORMATION AND RECORDS; EMPLOYEES.      Following the
         Closing, Purchaser shall provide to Seller unlimited access to the information and records to the extent Purchaser receives the originals thereof for the following purposes:

                 A.       preparing Tax Returns,

                 B. monitoring and defending claims and suits asserted or pending against it following the Closing Date, and

                 C. other matters related to its business or assets prior to the Closing Date.

VII.     EMPLOYEES OF SELLER.     Seller understands that Purchaser may offer
         employment to certain of Seller's employees. Seller will use reasonable efforts to cause such employees who are offered employment by Purchaser to make available their employment services to Purchaser. Seller will not, and will not permit any of its employees or affiliates or the employees of its affiliates to, offer employment within one (1) year of the Closing to any of Seller's employees to whom Purchaser offers employment unless such employee has declined Purchaser's offer or is not at the time employed by the Purchaser. With respect to Seller's employees, including but not limited to any such employee(s) who accept Purchaser's offer of employment and commence employment with Purchaser (the "Transferred Employees"), Purchaser shall assume responsibility for up to $75,000.00 of aggregate cost for accrued vacation, accrued holiday, accrued payroll and accrued, current payroll taxes as of the Closing Date.

VIII. AUTHORIZATIONS. Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable in order for it to fulfill its obligations hereunder and to carry out the intentions of the parties expressed herein. Seller and Purchaser will

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         coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

IX.      EMPLOYEE BENEFIT PLANS.

                 A. Coverage for Seller's employees, including the Transferred Employees, under all welfare and fringe benefit plans maintained by Seller, including but not limited to life insurance, severance pay, medical and dental benefits plans (the "Welfare Plans"), shall continue until the Closing Date and shall be the responsibility of Seller until such date. Coverage under the Welfare Plans for any employee who is retired or terminated from Seller on or before the Closing Date, or who is on disability leave before the Closing Date, shall remain the responsibility of Seller. Seller shall not be responsible for providing coverage to the Transferred Employees under the Welfare Plans after the Closing Date, except as provided in Paragraph B.1. below. Seller shall in all events be responsible for the payment of benefits under the Welfare Plans based on occurrences prior to the Closing Date, and Seller shall not be responsible for the payment of future retiree medical benefits, if any, under its medical plan to any Transferred Employee except to the extent that such medical benefits are payable with respect to occurrences prior to the Closing Date.

                 B.       1.      Notwithstanding any other provisions of this
         Agreement, Seller agrees to indemnify and hold Purchaser harmless from and against any liabilities or obligations, including attorney's fees and disbursements, resulting from

                                  (a)      any and all claims for life
                          insurance, disability and medical benefits based on occurrences before the Closing Date (including claims for continuing treatment with respect to any accident or illness for which coverage was so provided), whether such claims are asserted before, on or after the Closing Date;

                                  (b) any and all other welfare and fringe benefits claims based on occurrences before the Closing Date, whether such claims are asserted before, on or after the Closing Date;

                                  (c)      any and all life insurance,
                          disability, severance (including severance claims based upon the transactions contemplated hereunder), medical or other welfare and fringe benefits claims of any individual (or his covered dependents) who retired from Seller on or before the Closing Date or who died before the Closing Date and who had been employed at any time by Seller, regardless of whether such claim is asserted before, on, or after the Closing Date;

                                  (d)      any and all claims (including third
                          party claims) under or with respect to any pension or retirement plan or any other plan of deferred compensation, and


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                                  (e)      any and all worker's compensation
                          claims based on occurrences before the Closing Date.

                          2. Notwithstanding any other provisions of this Agreement, Purchaser agrees to indemnify and hold Seller harmless from and against any cost, liabilities or obligations, including attorney's fees and disbursements, resulting from

                                  (a)      any and all life insurance,
                          disability or medical benefits claims based on coverage provided to Transferred Employees under any plan maintained or sponsored by Purchaser after the Closing Date;

                                  (b) any and all other welfare and fringe benefits claims based on coverage provided to Transferred Employees under any plan maintained or sponsored by Purchaser after the Closing date; and

                                  (c)      any and all claims under or with
                          respect to any pension or retirement plan or any plan of deferred compensation which Purchaser, or Purchaser's sponsor, contributes to or otherwise participates in on or after the Closing Date.


X.       FURTHER ASSURANCES.      After the Closing, Seller shall

                  A. perform all acts (including, without limitation, the use of Seller's commercially reasonable efforts to enable Purchaser to accomplish transfer of registration, licenses, permits, approvals and the like as contemplated by this Agreement provided, however that Purchaser shall pay any taxes, charges or similar fees relating to such transfers) and

                  B. execute, acknowledge and deliver such assignments, transfers, consents and other documents and instruments as Purchaser or its counsel may reasonably request, in each case, to vest in Purchaser and protect Purchaser's right, title and interest in, and enjoyment of, the Assets.


XI.      PARAGRAPH XI INTENTIONALLY OMITTED.


XII.     ACQUISITION PROPOSALS.   From the date hereof, Seller shall not,
         directly or indirectly, through any officer, director, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise,

                  A. solicit, initiate or encourage submission of inquiries, proposals or offers from any person, corporation, partnership or other entity or group other than Purchaser (a "Third Party"), relating to any acquisition or purchase of any of the Assets, or

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                 B.      participate in any discussions or negotiations
         regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party in the acquisition or purchase of any of the Assets.


XIII.    CONFIDENTIAL INFORMATION.         Each party to this Agreement shall
         ensure that any confidential information which such party may possess or may hereafter create or obtain relating to the other party, any affiliate of such other party, or any customer or supplier of such other party or any such affiliate shall not be published, disclosed or made accessible by any of them, in each case without the prior written consent of the other party; provided, however, that the restriction of this sentence shall not apply

                 A.      as may otherwise be required by law;

                 B. as may be necessary or appropriate in connection with the enforcement of this Agreement;

                 C. to the extent such information shall have otherwise become publicly available; or

                 D. as to the Purchaser, to disclosure by or on its behalf to lenders, investors, or prospective lenders or investors or others whose agreement or consent may be required or desirable in connection with obtaining the financing or consents which are required or desired to consummate this Agreement. If this Agreement is terminated, each party shall, and shall cause all of such other persons and entities who receive confidential data from it to, deliver to the other party all copies and other tangible evidence of such confidential information to which the restrictions of this section apply.


XIV. CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations to Seller and Purchaser to consummate the transactions contemplated by this Agreement are subject to the condition that there shall be no action or proceeding by any foreign or United States federal or state governmental agency or authority, to restrain, enjoin, or otherwise prevent the consummation of the transactions contemplated hereby or to recover any damages or obtain other relief as a result thereof.


XV.      CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.   All obligations of
         Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions as of the Closing, and Seller shall exert its reasonable commercial efforts to cause each such condition to be so fulfilled:

                 A. All representations and warranties of Seller contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing Date, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.


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                 B.      All covenants, agreements and obligations required by
         the terms of this Agreement to be performed by Seller at or before the Closing shall have been duly and properly performed in all material respects.

                 C.      Sub-Paragraph C. intentionally omitted.

                 D. Prior to the Closing Date Seller shall have removed from the leasehold premises any and all hazardous waste which is stored or otherwise situated in, on or about the premises.

                 E. Purchaser shall have received an opinion of Seller's counsel, dated as of the Closing Date, substantially in accordance with Exhibit A annexed hereto.

                 F. Purchaser shall have received the agreement of the lessor to the assignment of lease by Seller as described in Paragraph
         G.3. below.

                 G. Seller shall have delivered to Purchaser at the Closing all documents, certificates and agreements necessary to transfer to Purchaser good and marketable title to the Assets, free and clear of any and all liens, claims or encumbrances thereon except as otherwise specifically set forth in G.4. below, including without limitation:

                          1. a bill of sale, in form and substance satisfactory to Purchaser and substantially in accordance with Exhibit B annexed hereto, dated as of the Closing Date sufficient to transfer to Purchaser good and marketable title to all tangible and intangible Assets, free and clear of all liens, claims and encumbrances;

                          2. certificates of title to all motor vehicles to be transferred to Purchaser hereunder, duly endorsed for transfer to Purchaser as of the Closing Date;

                          3. an assignment Seller's leasehold interest in the real property described in Schedule 1, substantially in accordance with Exhibit C annexed hereto;

                          4. Schedule 4 hereto lists certain identified holders of liens against the Assets. With respect to each such lien and each additional lien, if any, which may exist as of Closing, Seller shall deliver to Purchaser either:

                                  (a)      an executed UCC Termination
                          Statement or, if no UCC Financing Statement is involved, other document(s) signed by a duly authorized representative of the lien-holder indicating full payment by Seller of the subject indebtedness; or, if such lien has not been fully satisfied by Seller prior to Closing, then

                                  (b) a written statement signed by a duly authorized representative of the lien-holder on the lien- holder's letterhead:

                                        (i)     consenting to the transfer of
                                  the secured assets to Purchaser,


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                                        (ii)    certifying the amount required
                                  to satisfy the lien and to exercise the
                                  purchase-option for the leased or financed property, if such is the case; and

                                        (iii)   further certifying that upon
                                  such lien-holder's receipt from Purchaser of such amount, then the lien-holder will deliver to Purchaser an executed UCC Termination Statement or other document required to satisfy and remove-of-record the lien against the Assets and a bill of sale or other document required to transfer good title to the subject property to Purchaser.

                                  With respect to all liens against the Assets
                 referred to in G.4.(b) above, Purchaser shall, in Purchaser's sole judgement and at Purchaser's sole option, pay or cause to be paid to the lien holder or other party in interest, the required amount as described therein and all such amounts so paid by Purchaser shall be included as a part of the Purchase Price for the Assets as described in Paragraph II.B. above, and

                          5. To the extent permitted by law, executed documents of transfer of the Licenses.



XVI.     CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.      All obligations of
         Seller at the Closing are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall exert its reasonable commercial efforts to cause each such condition to be so fulfilled:

                 A. All representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.

                 B. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

                 C. Purchaser shall have delivered to Seller at the Closing all documents, certificates and agreements required by this Agreement to be delivered by Purchaser, including without limitation:

                          1. funds in the manner and amount described in Paragraph II.B.2.(a) above;

                          2. a Promissory Note as described in Paragraph II.B.2.(c) above in accordance with Exhibit D annexed hereto; and

                          3. a Security Agreement as referred to in Paragraph II.B.2.(c) above in accordance with Exhibit E annexed hereto.


XVII.    INDEMNIFICATION.

                 A. Seller hereby indemnifies and agrees to hold Purchaser harmless from, against and in respect of, and shall on demand reimburse Purchaser for:

                          1. any and all Losses suffered or incurred by Purchaser by reason of any untrue representation or breach of warranty by Seller contained herein or in any certificate, document or instrument, delivered to Purchaser hereunder;

                           2. any and all Losses suffered or incurred by Purchaser in respect of or in connection with any Excluded Liabilities, Excluded Assets or any liabilities or obligations of Seller not assumed by Purchaser pursuant to this Agreement;

                           3. any and all Losses in respect of or in connection with any tax obligation or liability of Seller except as specifically agreed by Purchaser in Paragraph VII above;

                           4. any and all Losses suffered or incurred by Purchaser by reason of the breach of any agreement or covenant by Seller contained herein; and

                           5. any and all Losses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                 B. Purchaser hereby agrees to indemnify and hold Seller harmless from, against and in respect of and shall on demand reimburse Seller for:

                           1.       any and all Losses suffered or incurred
                 by Seller by   reason of any untrue representation or
                 breach of warranty by Purchaser contained herein or in any certificate, document or instrument delivered to Seller hereunder;

                           2. any and all liabilities or obligations of Seller specifically assumed by Purchaser at Closing pursuant to this Agreement;

                           3. any and all Losses suffered or incurred by Seller by reason of the breach of any agreement or covenant by the Purchaser contained herein; and

                           4. any and all Losses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                 C.      NOTICE; ASSUMPTION OF DEFENSE.    The indemnified
                 party shall give prompt notice to the indemnifying party, in accordance with the terms of Section XIX, of the assertion of any claim, for which indemnity may be sought hereunder and of any Losses which the indemnified party deems to be within the ambit of this section, specifying with reasonable particularity the basis therefor and shall give the indemnifying party such information with respect thereto as the indemnifying party may reasonably request. The indemnifying party shall assume the defense, and the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. All of the parties hereto shall cooperate in the defense or prosecution thereof. "Losses" shall mean all liabilities, losses, damages and penalties, as well as out-of-pocket costs and expenses paid or incurred to third parties (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation).

                 D.      LIMITS ON INDEMNIFICATION.

                                1. Notwithstanding the foregoing, neither party shall be required to compensate the other for any Losses unless such Loss exceeds $1,000.00.

                                2. Purchaser shall not be able to offset Losses against the Note.

XVIII.   NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.     The
         representations and warranties contained in Sections III.A.1.and III.B.2. shall survive the Closing for a period of four (4) years from the Closing Date. Except for fraudulent misrepresentation, all other representations and warranties, made by each of the parties hereto shall survive the Closing for a period of eighteen (18) months from the Closing Date. Any action or actions based on fraudulent misrepresentation must be commenced within five (5) years from the Closing Date. The commencement of any action based on breach of representation or warranty shall toll the survival of such representation and warranty only with respect to the claim which is the subject of such action until such action is terminated.


XIX.     NOTICES.         Any and all notices or other communications required
         or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first-class registered mail, return receipt requested, or by overnight courier delivery service, addressed to the parties at the addresses set forth above (or at such other address as any party may specific by notice to all other parties given as aforesaid).


XX.      COSTS IN EVENT OF DEFAULT.

                 A. In the event that any party defaults in his or its obligations under this Agreement (the "Defaulting Party") and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party, then, in the event such default is judicially determined in a proceeding on the merits, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

                 B. In the event that the Non-Defaulting Party is entitled to receive payment pursuant to the foregoing paragraph, then in addition to such payment, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such payment accruing at the rate of one percent (1%) per month (but if such rate is not permitted under the applicable laws, then at the highest rate which is permitted to be paid under the applicable laws) during the period between the date such payment should have been made hereunder and the date of the actual payment thereof.


XXI.     TERMINATION AND ABANDONMENT.

                 A. REASONS FOR TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time after the date of this Agreement but not later than the Closing:

                          1. by Purchaser at any time if there has been a material adverse change in the Assets since the date of Purchaser's last inspection thereof; or

                          2. by Purchaser, if in the Purchaser's sole opinion, Purchaser cannot obtain financing for the Purchase Price upon terms and conditions satisfactory to it; or

                          3. by Purchaser, if Seller fails or is unable to deliver to Purchaser at the Closing all or any of the documents, certificates or agreements required to be delivered by Seller under Paragraph XV.G. above; or

                          4. by Purchaser or by Seller at any time, if there has been a material breach of any representation or warranty made by the other party herein or in any certificate or other document delivered pursuant hereto or if there has been any failure or in any certificate or other document delivered pursuant hereto or if there has been any failure by the other party to perform in all material respects all obligations or to comply with all covenants on its part to be performed hereunder; or

                          5. by Purchaser or by Seller if there shall have been any statute, rule or regulation enacted or promulgated or deemed applicable to the transactions contemplated by this Agreement by any government or governmental agency in the United States that, in the reasonable judgement of Purchaser or Seller might

                                  (a) result in a significant delay in the ability of the parties to consummate the transactions contemplated hereby;

                                  (b)      render the parties unable to
                          consummate the transactions contemplated hereby;

                                  (c)      make such consummation illegal; or

                                  (d)      otherwise materially adversely
                          effect the Purchase.

                 B. PROCEDURE UPON AND EFFECT OF TERMINATION. In the event of any termination and abandonment pursuant to Section XXI.A. of this Agreement, written notice thereof shall forthwith be given to the other party and the transactions, without further action by the Purchaser or the Seller, and there shall be no liability on the part of the Seller or Purchaser or their respective officers, directors or shareholders except for the material breach of any representation, warranty or covenant contained herein that is within control of the party in breach.


XXIII.   NONDISCLOSURE.   The parties hereby agree that none of them will make
         any public disclosure of this transaction or the purchase price, except

         A. as necessary to their affiliates, officers, directors and advisors,

         B.      to the extent required by law, or

         C.      with the prior written approval of the other parties.

XXIV.    MISCELLANEOUS.

                 A. This writing, including all Schedules, Attachments and Exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

                 B. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                 C. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and assigns. Purchaser shall not have the right to assign its obligations under this Agreement.

                 D. The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

                 E. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                 F. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

                 G. Subject to the terms of Section XVIII. hereof, Purchaser shall bear the expenses, costs and fees incurred by it, and Seller shall bear the expenses, costs and fees incurred by it, in connection with the transaction contemplated hereby, whether or not the transactions contemplated hereby or thereby shall be consummated.

                 H. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections, or subsections or this Agreement shall not affect the remaining portions thereof.

                 I. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to contracts made and to be performed therein without regard to any conflict of law provisions.

                 J. The risk of any loss, damage, impairment, confiscation or condemnation of the Assets, or any part thereof shall be upon Seller at all times prior to the Closing Date. In any such event, the proceeds of, or any claim for any loss payable under, Seller's insurance policy judgement or award with respect thereto shall be payable to Seller, which shall either

                          1. repair, replace or restore any such property as soon as possible after its loss, impairment, confiscation condemnation, or,

                          2. if insurance proceeds are sufficient to repair, replace or restore the property, pay such proceeds to Purchaser at the time of Closing, provided that in the event of substantial or loss damage to a material part of the Assets, either party may terminate this Agreement with no penalty or liability to the other.


XXV.     RIGHT TO LIMITED SETOFF.      Notwithstanding anything to the
         contrary herein, the Purchaser shall have the right to setoff against any amounts owed on the Note, provided the amount of any claim for setoff is first determined by agreement or binding arbitration pursuant to the rules of the American Arbitration Association with the arbitration to be held in Orlando, Florida before a single arbitrator. The prevailing party(s) in any such arbitration proceeding shall be entitled to an award of reasonable attorney's fees and costs and the non-prevailing party shall bear all of the costs of the arbitration. Such setoff shall apply to the next monies due under the Note. Such setoff right shall be limited to an aggregate maximum of $50,000.00. This provision shall not preclude the Purchaser from bringing an action or actions for any claims it may have in a court of competent jurisdiction.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.




COMTEL METALS, INC.                                DMX INTEGRATION, INC.


By:  __________________________________            By:  ______________________________
        President                                          President